Exhibit 99.1

News Release

Contact:
Brad Cohen
Public Relations
Quantum Corp.
+1 (408) 944-4044
brad.cohen@quantum.com

Brinlea Johnson or Allise Furlani
Investor Relations
The Blueshirt Group
+1 (212) 331-8424 or +1 (212) 331-8433
brinlea@blueshirtgroup.com or allise@blueshirtgroup.com

For Release: Oct. 6, 2016 5:00 a.m. PDT

Quantum Announces Preliminary Fiscal Second Quarter 2017 Revenue of
$132M-$134M, Up 13-15% Year-Over-Year, With Over 50% Growth in Scale-out Storage

Company Also Currently Negotiating Definitive Agreements for a New Financing Package to Refinance Existing Line of Credit and Address November 2017 Convertible Notes

SAN JOSE, Calif. - Oct. 6, 2016 - Quantum Corp. (NYSE: QTM) today announced positive preliminary results for the fiscal second quarter 2017, ended Sept. 30, 2016. The company currently expects:

•	Total revenue of approximately $132 million to $134 million, up from $117 million in the fiscal second quarter 2016.[1]

•	Scale-out storage and related service revenue of at least $46 million, an increase of more than $16 million.

•	To be breakeven on both a diluted GAAP and diluted non-GAAP basis, compared to a diluted GAAP net loss of $0.04 per share and a diluted non-GAAP net loss of $0.03 per share.

“Following our strong first quarter performance, we built on our market momentum to deliver even stronger results for the September quarter, with year-over-year growth in both scale-out storage and branded data protection revenue,” said Jon Gacek, president and CEO of Quantum. “We are particularly pleased with the 50-plus percent growth in scale-out storage, which was driven by increased sales across all our key vertical markets.

[1] All comparisons are relative to the fiscal second quarter 2016.

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“Customers in an expanding number of use cases see our multi-tier storage solutions approach and unique combination of high performance, low-cost capacity and easy data access as key enablers for addressing their workflow demands. Our momentum continues to grow, and, in fact, we are off to a strong start in the December quarter, building on our increasing market traction.”

Quantum will provide more detailed financial results for the fiscal second quarter in its earnings announcement on Oct. 26, 2016 (see below for conference call information).

Update on Refinancing Activities
In addition to announcing its preliminary results, the company also provided an update regarding the refinancing activities discussed in its fiscal first quarter 2017 earnings announcement.

“Since our earnings announcement, we’ve made significant progress toward completion of a new financing package to refinance our existing credit line and provide sufficient additional liquidity to address the convertible notes due November 2017,” said Fuad Ahmad, senior vice president and CFO of Quantum. “Although we are not in a position to announce the transaction at this time and there can be no assurance that it will be consummated, Quantum and the other parties are currently negotiating definitive agreements for the transaction.”

Earnings Conference Call and Audio Webcast Notification
Quantum will issue a news release on its fiscal second quarter financial results on Wednesday,
Oct. 26, 2016, after the close of the market. The company will also hold a conference call and live audio webcast to discuss these results that same day at 2:00 p.m. PDT. Press and industry analysts are invited to attend in listen-only mode.
Dial-in number: +1 (503) 343-6063
Participant passcode: 94619494
Replay number: +1 (404) 537-3406
Replay passcode: 94619494
Replay expiration: Wednesday, Nov. 2, 2016
Webcast site: www.quantum.com/investors

About Quantum
Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. Quantum’s end-to-end, tiered storage foundation enables customers to maximize the value of their data by making it accessible whenever and wherever needed,

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retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.
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Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, statements relating to: i) our continued momentum in the December quarter, building on increasing market traction; and ii) our contemplated new financing package are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 3, 2016 and in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2016. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management and Board of Directors use these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of the item below for the following reason:

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(Unaudited)

Three Months Ended September 30, 2015
Dollars per Share
Diluted net loss per share on a GAAP basis	$(0.04)
Share-based compensation	0.01
Diluted net loss per share on a non-GAAP basis	$(0.03)

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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